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                                                                      EXHIBIT 99

                                                                 [WILLIAMS LOGO]

NEWS RELEASE

NYSE:WMB

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Date:             Jan. 29, 2001


Contact:    Jim Gipson                 Rick Rodekohr                 Richard George
            Williams (media)           Williams (investors)          Williams (investors)
            (918) 573-2111             (918) 573-2087                (918) 573-3679
            jim.gipson@williams.com    rick.rodekohr@williams.com    richard.george@williams.com


           WILLIAMS' 2000 RESULTS TO REFLECT SALE OF SOLUTIONS UNIT;
                            EARNINGS RELEASE DELAYED

           TULSA, OKLA. -- Based on a decision to sell the Solutions unit of Williams Communications Group, Inc., Williams (NYSE:WMB) said today it will delay its year-end earnings report until Feb. 5 in order to reflect that business unit as discontinued operations.

           Williams expects to report a loss from discontinued operations of from 76 to 86 cents per share. This includes the losses incurred by Solutions during 2000, estimated losses during the transaction period and estimated losses when the business is ultimately sold.

           Williams' results from continuing operations for 2000 are expected to exceed Wall Street estimates. As previously disclosed, the company's energy businesses are driving the improved financial results.

           Keith E. Bailey, chairman, president and chief executive officer of Williams, will lead a conference call at 8:30 a.m. Eastern time on Feb. 5 to discuss the company's financial and operating performance. Information on how to participate can be found on the investor page of www.williams.com.

           Williams Communications (NYSE:WCG), which is approximately 85 percent owned by Williams, issued a separate release today on this matter. Communications-specific media inquiries should be directed to Deborah Trevino at
(918) 573-4764 and investors should contact Patricia Kraft at (918) 573-0649.

ABOUT WILLIAMS


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Williams, through its subsidiaries, connects businesses to energy and communications. The company delivers innovative, reliable products and services through its extensive networks of energy-distributing pipelines and high-speed fiber-optic cables.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.



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